UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2019

Arboretum Silverleaf Income Fund, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-211626	81-1184858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Arboretum Drive, Suite 105 Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 294-1420

SQN Asset Income Fund V, L.P.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2019, SQN Asset income Fund V, L.P. (the “Fund”) filed an Amendment to the Certificate of Limited Partnership with regard to the Fund’s Certificate of Limited Partnership in order to formally amend the name of the Fund to Arboretum Silverleaf Income Fund, L.P. effective as of July 19, 2019. In additional, effective as of July 19, 2019, the Fund revised its Agreement of Limited Partnership to reflect the Fund’s name change to Arboretum Silverleaf Income Fund, L.P.

Additionally, on July 8, 2019, SQN AIF V GP, LLC (the “General Partner”), the Fund’s general partner, filed a Certificate of Amendment with regard to the General Partner’s Certificate of Formation in order to formally amend the name of the General Partner to ASIF GP, LLC effective as July 8, 2019. In additional, effective as of on July 8, 2019, the General Partner revised its Limited Liability Company Agreement to reflect the General Partner’s name change to ASIF GP, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2019	Arboretum Silverleaf Income Fund, L.P.

	By:	ASIF GP, its general partner

By:	/S/ Claudine Aquillon
Claudine Aquillon
Chief Executive Officer